UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): December 18, 2025

XWELL, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34785	20-4988129
(Commission File Number)	(IRS Employer Identification No.)

254 West 31st Street, 11th Floor, New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 750-9595

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XWEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 18, 2025, XWELL, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the eight proposals described below.

As of November 6, 2025, the record date for the Annual Meeting, there (i) were 5,766,703 shares of common stock, par value $0.01 per share (the “Common Stock”) and (ii) 4,000 shares of Series G Preferred Stock (as defined herein), outstanding and entitled to vote on each matter presented for vote at the Annual Meeting. At the Annual Meeting, 4,049,638 (66.89%) of the total outstanding shares of common stock were represented in person or by proxy.

The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: The following five nominees were reelected to serve on the Company’s Board of Directors (the “Board”) until the 2026 Annual Meeting of Stockholders or until his or her respective successors have been duly elected and qualified, or until his or her earlier resignation or removal, having received the following votes:

Name	For	Withheld	Broker Non-Votes
Ezra Ernst	2,318,830	211,636	1,806,432
Bruce Bernstein	2,052,900	477,565	1,806,432
Robert Weinstein	1,943,374	587,092	1,806,432
Gaëlle Wizenberg	2,141,245	389,221	1,806,432
Michael Lebowitz	1,965,501	564,965	1,806,432

Proposal 2: The appointment of CBIZ CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, was ratified, having received the following votes:

For	Against	Abstentions	Broker Non-Votes
3,641,953	378,367	29,317	-

Proposal 3: The compensation of the Company’s named executive officers was approved, on a non-binding, advisory basis, having received the following votes:

For	Against	Abstentions	Broker Non-Votes
1,984,789	540,408	5,269	1,806,432

Proposal 4: The frequency of the Company’s future non-binding advisory votes of the stockholders’ approval of the executive compensation of the Company, was approved on a non-binding, advisory basis, for every three years, having received the following votes:

Three Years	Two Years	One Year	Abstain	Broker Non-Votes
1,470,510	12,899	860,169	186,888	1,806,432

Proposal 5: The amendment to the Company’s Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to classify the Board into two classes, with the directors in each class to serve staggered two-year terms, was not approved, having received the following votes:

For	Against	Abstentions	Broker Non-Votes
1,789,561	721,530	19,375	1,806,432

Proposal 6: The amendment to the Company’s Certificate of Incorporation to effect, at the discretion of the Board but prior to the one-year anniversary of the reverse stock split is approved by the Company’s stockholders at the Annual Meeting, at a ratio in the range of 1-for-2 to 1-for-20, with such ratio to be determined by the Board in its discretion and included in a public announcement, was approved, having received the following votes:

For	Against	Abstentions	Broker Non-Votes
3,126,359	918,089	5,190	1,806,432

Proposal 7: The issuance of, for purposes of complying with Nasdaq Listing Rule 5635(d), (A) any additional shares of Common Stock underlying (i) shares of Series G Convertible Preferred Stock, par value $0.01 per share (as adjusted by that certain Certificate of Amendment, dated November 4, 2025, the “Series G Preferred Stock”), (ii) the amended and restated series A warrants to purchase shares of Common Stock (the “Amended and Restated Series A Warrants”), (iii) the amended and restated series B warrants to purchase shares of Common Stock (the “Amended and Restated Series B Warrants,” and together with the Amended and Restated Series A Warrants, the “Warrants”), and (B) shares of Common Stock underlying the Senior Secured Convertible Notes (the “Notes”), in each case, issued by the Company pursuant to the terms of that certain Securities Exchange and Amendment Agreement, dated as of November 3, 2025, by and among the Company and the investors named therein (the “Exchange Agreement”), in an amount equal to or in excess of 19.99% of Common Stock outstanding immediately prior to the date of the Exchange Agreement (including any amortization and/or dividends made to the holders of the Series G Preferred Stock and the Notes, as the case may be, in the form of issuance of shares of Common Stock pursuant to certain provisions applicable to such Series G Preferred Stock, the Warrants and the Notes in accordance with their terms) and, in case of the Series G Preferred Stock and the Warrants, at a conversion or exercise price per share, as applicable, lower than such prices previously approved by stockholders, was approved, having received the following votes:

For	Against	Abstentions	Broker Non-Votes
1,700,569	530,197	12,440	1,806,432

Proposal 8: The adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the foregoing proposals, having received the following votes:

For	Against	Abstentions	Broker Non-Votes
3,228,340	802,786	18,512	-

For more information about the foregoing proposals, see the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on November 17, 2025, the relevant portions of which are incorporated herein by reference.

The results reported above are final voting results. No other matters were considered or voted upon at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XWELL, INC.

Date: December 18, 2025	By:	/s/ Ezra T. Ernst
	Name:	Ezra T. Ernst
	Title:	President and Chief Executive Officer